AMC NETWORKS INC. REPORTS SECOND QUARTER 2021 RESULTS
New York, NY – August 6, 2021: AMC Networks Inc. (“AMC Networks” or the “Company”) (NASDAQ: AMCX) today reported financial results for the second quarter ended June 30, 2021.

President and Chief Executive Officer Josh Sapan said: “AMC Networks had a strong second quarter with impressive financial results domestically as well as internationally, driven by robust growth in revenues for our targeted streaming services, particularly strong advertising growth, and high demand for our world-class content. We continue to advance our position as the worldwide leader in targeted streaming, with high subscriber satisfaction and strong consumption for our services. AMC+, our premium bundled offering, has quickly become our fastest-growing service, driven by expanding distribution and the strong, character-driven dramas that power it. Our streaming momentum and our expanding advertising efforts are enabling us to continue to meaningfully reconstitute the revenue mix of our company and to deliver continued growth and shareholder value.”

Second Quarter Financial Highlights:
•Net revenues increased 19% to $771 million as compared to the prior year quarter
•Operating income of $68 million; Adjusted Operating Income(1) increased 11% to $251 million as compared to the prior year quarter
•Diluted EPS of $0.83; Adjusted Diluted EPS(1) of $3.45

Dollars in thousands, except per share amounts	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
Net Revenues	$771,392	$646,291	19.4%	$1,463,133	$1,380,666	6.0%
Operating Income	$68,256	$48,802	39.9%	$237,964	$221,772	7.3%
Adjusted Operating Income	$250,637	$225,278	11.3%	$488,616	$447,732	9.1%

Diluted Earnings Per Share	$0.83	$0.28	196.4%	$2.84	$1.54	84.4%
Adjusted Diluted Earnings Per Share	$3.45	$2.39	44.4%	$6.43	$3.83	67.9%

Net cash provided by operating activities	$23,604	$226,504	(89.6)%	$131,167	$424,912	(69.1)%
Free Cash Flow(1)	$3,844	$209,722	(98.2)%	$100,406	$392,133	(74.4)%

Operational Highlights:
•On track to achieve previously communicated full year 2021 revenue, Adjusted Operating Income and streaming subscriber targets
•Expanded international distribution of Acorn TV with Amazon Prime Video Channels and Orange TV in Spain
•Launched AMC+ on YouTube TV
•Greenlit new AMC+ and AMC series including Moonhaven, Dark Winds and Anne Rice’s Interview with the Vampire
•Debuted dark comedy Kevin Can F*** Himself, starring Emmy Award-winning actress Annie Murphy, on AMC+ and AMC

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(1) See page 4 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income (Loss), Adjusted EPS and Free Cash Flow.

Segment Results
(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2021	2020	Change
Net Revenues:
Domestic Operations	$639,015	$562,932	13.5%	$1,212,984	$1,174,825	3.2%
International and Other	138,277	90,682	52.5%	259,444	215,510	20.4%
Corporate / Inter-segment Eliminations	(5,900)	(7,323)	19.4%	(9,295)	(9,669)	3.9%
Total Net Revenues	$771,392	$646,291	19.4%	$1,463,133	$1,380,666	6.0%

Operating Income (Loss):
Domestic Operations	$88,116	$217,586	(59.5)%	$304,575	$442,187	(31.1)%
International and Other	19,963	(125,562)	115.9%	16,801	(121,201)	113.9%
Corporate / Inter-segment Eliminations	(39,823)	(43,222)	7.9%	(83,412)	(99,214)	15.9%
Total Operating Income (Loss)	$68,256	$48,802	39.9%	$237,964	$221,772	7.3%

Adjusted Operating Income (Loss):
Domestic Operations	$250,140	$236,353	5.8%	$492,673	$477,386	3.2%
International and Other	25,105	15,583	61.1%	48,668	33,426	45.6%
Corporate / Inter-segment Eliminations	(24,608)	(26,658)	7.7%	(52,725)	(63,080)	16.4%
Total Adjusted Operating Income	$250,637	$225,278	11.3%	$488,616	$447,732	9.1%

Domestic Operations
•Domestic Operations revenues for the second quarter increased 14% to $639 million compared to the prior year quarter
•Advertising revenues increased 13% to $212 million due to higher pricing and ad-supported streaming growth, partially offset by a reduction in the number of episodes of our original programming and lower ratings
•Distribution revenues increased 14% to $427 million including the one-time beneficial impact of a distribution agreement renewal; excluding this one-time impact, distribution revenues increased 10%
▪Subscription revenues increased 21% driven by robust growth in streaming revenues, attributable to increased paid streaming subscribers, as well as the one-time beneficial impact of a distribution agreement renewal; excluding this one-time impact, subscription revenues increased 17%
▪Normalized affiliate revenues declined in the low-single digits, attributable to subscriber universe declines
▪Content licensing revenues decreased 10%, driven by the reduced availability of original programming, as the result of pandemic-related production delays
•Operating Income, which included the $143 million impact in Impairment and Other Charges related to the previously disclosed Settlement Agreement, which is described below, was $88 million for the quarter
•Adjusted Operating Income increased 6% to $250 million, reflecting increases in advertising and distribution revenues, partially offset by an increase in operating expenses including higher levels of programming and marketing investments to support the continued growth of streaming revenues

International and Other
•International and Other revenues for the second quarter of 2021 increased 53% to $138 million compared to the prior year quarter
•Advertising revenues increased 75% to $26 million largely related to higher pricing, better ratings and the favorable impact of foreign currency translation at AMCNI
•Distribution and Other revenues increased 48% to $112 million primarily due to the resumption of production at 25/7 Media as well as the favorable impact of foreign currency translation at AMCNI
•Operating Income was $20 million compared to an Operating Loss of $126 million in the prior year period; Adjusted Operating Income increased 61% to $25 million
•Operating Income and Adjusted Operating Income reflected the increase in revenues partially offset by an increase in operating expenses, including an increase in production-related expenses at 25/7 Media and an increase in selling expenses at AMCNI

Other Matters

Settlement Agreement
On July 16, 2021, the Company entered into a settlement agreement (the “Settlement Agreement”) with Frank Darabont, Ferenc, Inc., Darkwoods Productions, Inc., and Creative Artists Agency, LLC (together, the "Plaintiffs") in actions brought in connection with Frank Darabont’s rendering services as a writer, director and producer of the television series entitled The Walking Dead. The consolidated cases were initially brought in 2013 and 2018 and the trial of the consolidated cases was scheduled to commence on April 4, 2022. The Settlement Agreement provides for a cash payment of $200 million (the “Settlement Payment”) to the Plaintiffs and future revenue sharing related to certain future streaming exhibition of The Walking Dead and Fear The Walking Dead. With regard to the Settlement Payment, the Company recorded a charge of $143.0 million, included in Impairment and Other Charges in consideration for the extinguishment of Plaintiffs’ rights to any compensation in connection with The Walking Dead and any related programs and the dismissal of the actions with prejudice, which amount is net of $57.0 million of ordinary course accrued participations.

Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and maybe suspended or discontinued at any time. During the second quarter 2021, the Company did not repurchase any shares. As of June 30, 2021, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of June 30, 2021 the Company had 30,731,275 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.

Please see the Company’s Form 10-Q for the period ended June 30, 2021 for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, and including the Company’s proportionate share of adjusted operating income (loss) from majority owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance, and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see pages 7-8 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 9 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 10-11 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its second quarter 2021 results. To listen to the call, visit http://www.amcnetworks.com or dial 833-714-3268, using the following conference ID: 5273816.

About AMC Networks Inc.

AMC Networks is a global entertainment company known for its popular and critically-acclaimed content. Its portfolio of brands includes AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv, IFC Films, and a number of fast-growing streaming services, including the AMC+ premium streaming bundle, Acorn TV, Shudder, Sundance Now and ALLBLK. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind award-winning owned series and franchises, including The Walking Dead, the highest-rated series in cable history. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert (646) 740-5749	Georgia Juvelis (917) 542-6390
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues, net	$771,392	$646,291	$1,463,133	$1,380,666
Operating expenses:
Technical and operating (excluding depreciation and amortization)	338,841	282,503	619,413	626,563
Selling, general and administrative	198,618	155,163	390,153	339,812
Depreciation and amortization	22,604	25,905	47,850	52,635
Impairment and other charges	142,918	130,411	158,973	130,411
Restructuring and other related charges	155	3,507	8,780	9,473
	703,136	597,489	1,225,169	1,158,894
Operating income	68,256	48,802	237,964	221,772
Other income (expense):
Interest expense	(31,519)	(34,301)	(66,261)	(71,865)
Interest income	3,008	3,727	5,350	8,282
Loss on extinguishment of debt	—	—	(22,074)	(2,908)
Miscellaneous, net	14,174	8,713	19,580	(21,226)
	(14,337)	(21,861)	(63,405)	(87,717)
Income from operations before income taxes	53,919	26,941	174,559	134,055
Income tax expense	(11,321)	(9,707)	(37,236)	(43,295)
Net income including noncontrolling interests	42,598	17,234	137,323	90,760
Net income attributable to noncontrolling interests	(6,713)	(2,273)	(14,417)	(7,132)
Net income attributable to AMC Networks’ stockholders	$35,885	$14,961	$122,906	$83,628

Net income per share attributable to AMC Networks’ stockholders:
Basic	$0.84	$0.29	$2.91	$1.55
Diluted	$0.83	$0.28	$2.84	$1.54

Weighted average common shares:
Basic	42,481	52,311	42,207	53,894
Diluted	43,382	52,797	43,277	54,429

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income	$88,116	$19,963	$(39,823)	$68,256
Share-based compensation expense	7,292	913	8,057	16,262
Depreciation and amortization	11,716	4,328	6,560	22,604
Impairment and other charges	143,000	(82)	—	142,918
Restructuring and other related charges	216	(17)	(44)	155
Cloud computing amortization	—	—	642	642
Majority owned equity investees AOI	(200)	—	—	(200)
Adjusted operating income	$250,140	$25,105	$(24,608)	$250,637

	Three Months Ended June 30, 2020
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$217,586	$(125,562)	$(43,222)	$48,802
Share-based compensation expense	4,844	909	9,482	15,235
Depreciation and amortization	11,301	7,563	7,041	25,905
Impairment and other charges	—	130,411	—	130,411
Restructuring and other related charges	1,204	2,262	41	3,507
Majority owned equity investees AOI	1,418	—	—	1,418
Adjusted operating income	$236,353	$15,583	$(26,658)	$225,278

	Six Months Ended June 30, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income	$304,575	$16,801	$(83,412)	$237,964
Share-based compensation expense	12,931	2,144	14,633	29,708
Depreciation and amortization	25,089	9,277	13,484	47,850
Impairment and other charges	143,000	15,973	—	158,973
Restructuring and other related charges	2,643	4,473	1,664	8,780
Cloud computing amortization	—	—	906	906
Majority owned equity investees AOI	4,435	—	—	4,435
Adjusted operating income	$492,673	$48,668	$(52,725)	$488,616

	Six Months Ended June 30, 2020
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$442,187	$(121,201)	$(99,214)	$221,772
Share-based compensation expense	7,568	1,518	21,661	30,747
Depreciation and amortization	22,251	16,459	13,925	52,635
Impairment and other charges	—	130,411	—	130,411
Restructuring and other related charges	2,686	6,239	548	9,473
Majority owned equity investees AOI	2,694	—	—	2,694
Adjusted operating income	$477,386	$33,426	$(63,080)	$447,732

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

Capitalization	June 30, 2021
Cash and cash equivalents	$980,726

Credit facility debt (a)	$675,000
Senior notes (a)	2,200,000
Total debt	$2,875,000

Net debt	$1,894,274

Finance leases	29,271
Net debt and finance leases	$1,923,545

	Twelve Months Ended June 30, 2021
Operating Income (GAAP)	$458,836
Share-based compensation expense	51,869
Depreciation and amortization	99,821
Impairment and other charges	150,789
Restructuring and other related charges	34,375
Cloud computing amortization	1,106
Majority owned equity investees	10,699
Adjusted Operating Income (Non-GAAP)	$807,495

Leverage ratio (b)	2.4	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended June 30, 2021. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$23,604	$226,504	$131,167	$424,912
Less: capital expenditures	(10,312)	(9,256)	(18,849)	(22,172)
Less: distributions to noncontrolling interests	(9,448)	(7,526)	(11,912)	(10,607)
Free cash flow	$3,844	$209,722	$100,406	$392,133

Adjusted Earnings Per Diluted Share
	Three Months Ended June 30, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$53,919	$(11,321)	$(6,713)	$35,885	$0.83
Adjustments:
Amortization of acquisition-related intangible assets	9,322	(1,474)	(2,950)	4,898	0.11
Impairment and other charges	142,918	(34,254)	—	108,664	2.51
Restructuring and other related charges	155	(46)	16	125	—
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$206,314	$(47,095)	$(9,647)	$149,572	$3.45

	Three Months Ended June 30, 2020
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$26,941	$(9,707)	$(2,273)	$14,961	$0.28
Adjustments:
Amortization of acquisition-related intangible assets	10,962	(1,855)	(3,027)	6,080	0.12
Impairment charges	130,411	(27,984)	—	102,427	1.94
Restructuring and other related charges	3,507	(799)	13	2,721	0.05
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$171,821	$(40,345)	$(5,287)	$126,189	$2.39

	Six Months Ended June 30, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$174,559	$(37,236)	$(14,417)	$122,906	$2.84
Adjustments:
Amortization of acquisition-related intangible assets	18,863	(2,970)	(5,977)	9,916	0.23
Impairment charges	158,973	(38,078)	—	120,895	2.79
Restructuring and other related charges	8,780	(1,032)	(13)	7,735	0.18
Loss on extinguishment of debt	22,074	(5,257)	—	16,817	0.39
Adjusted Results (Non-GAAP)	$383,249	$(84,573)	$(20,407)	$278,269	$6.43

	Six Months Ended June 30, 2020
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$134,055	$(43,295)	$(7,132)	$83,628	$1.54
Adjustments:
Amortization of acquisition-related intangible assets	23,094	(3,949)	(6,054)	13,091	0.24
Impairment charges	130,411	(27,984)	—	102,427	1.88
Restructuring and other related charges	9,473	(2,298)	13	7,188	0.13
Loss on extinguishment of debt	2,908	(733)	—	2,175	0.04
Adjusted Results (Non-GAAP)	$299,941	$(78,259)	$(13,173)	$208,509	$3.83